EXHIBIT 23.0
                                                                    ------------



                          Consent of Ernst & Young LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of our report dated February 23, 2001, with respect to the consolidated financial statements of Attorneys.com, Inc., formerly The Publishing Company of North America, Inc., included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000.

                     Registration
                     Statement
Form                 Number               Description
- --------------------------------------------------------------------------------
S-8                  333-27629            1996 Stock Plan
S-8                  333-46688            1996 Stock Plan
S-8                  333-86793            1996 Stock Plan
S-3                  333-86741            Registration of 225,000 shares
                                          of common stock














ERNST & YOUNG LLP

Orlando, Florida
April 2, 2001